UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2007
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 1, 2007, the Compensation Committee (the “Committee”) of Cavco Industries, Inc., a Delaware Corporation (the “Company”), approved the Vice President and Chief Financial Officer Incentive Compensation Plan for Fiscal Year 2008 (the “CFO Incentive Plan”) for Daniel L. Urness, the Company’s Vice President and Chief Financial Officer. The CFO Incentive Plan consists of three components: (i) a specific objectives based bonus; (ii) a non-qualified stock option grant; and (iii) a restricted stock award. The specific objectives based bonus, targeted at $100,000 for the 2008 fiscal year, will be based upon the performance of Mr. Urness and the specific progress made in successfully achieving certain business objectives in the areas of (i) accounting and finance, including budgeting, financial reporting, audit, and staffing; (ii) information technology; and (iii) operations, including expense and specified process improvements. The non-qualified option grant consists of an option to purchase up to 5,000 shares of common stock of the Company at market value as of June 1, 2007. The restricted stock award consists of 786 shares of the Company’s common stock. Both the non-qualified stock option grant and the restricted stock award vest in equal 20% increments over the next five years on the anniversary of the grant date (June 1, 2007) and were both made pursuant to the terms and conditions of the Company’s 2003 Stock Incentive Plan.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ James P. Glew
James P. Glew
Secretary

Date: June 7, 2007